As filed with the Securities and Exchange Commission on January 22, 2002
Registration No. 333–88545

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S–3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SUNGARD® DATA SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1285 Drummers Lane, Wayne, Pennsylvania 19087 (610) 341–8700	51–0267091 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LAWRENCE A. GROSS, ESQUIRE
VICE PRESIDENT AND GENERAL COUNSEL
SUNGARD DATA SYSTEMS INC.
1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
(610) 341–8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

      The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

      On October 6, 1999, SunGard Data Systems Inc. (“SunGard”) filed Registration Statement No. 333-88545 on Form S-3, as it was amended and supplemented from time to time thereafter to register 1,370,445 shares of common stock, $.01 par value per share, of SunGard (“Common Stock”) owned by the selling stockholders listed therein (the “Selling Stockholders”).

      Pursuant to an undertaking made in Item 17 of the Registration Statement, SunGard hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

SUNGARD DATA SYSTEMS INC.

Date: January 18, 2002	By: /s/ Michael J. Ruane

Michael J. Ruane,
Chief Financial Officer and Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	SIGNATURE	CAPACITY	DATE

*
		Chief Executive Officer	January 18, 2002
	JAMES L. MANN	and Chairman of the
Board of Directors
(principal executive officer)

*
President, Chief Operating
	CRISTÓBAL CONDE	Officer and Director	January 18, 2002

/s/ Michael J. Ruane
		Chief Financial Officer and	January 18, 2002
	MICHAEL J. RUANE	Senior Vice President-Finance
(principal financial officer)

*
		Vice President and Controller	January 18, 2002
	ANDREW P. BRONSTEIN	(principal accounting officer)

*
		Senior Vice President-Strategy	January 18, 2002
	TILL M. GULDIMANN	and Director

*
		Director	January 18, 2002
GREGORY S. BENTLEY

*
		Director	January 18, 2002
MICHAEL C. BROOKS

*
		Director	January 18, 2002
HENRY C. DUQUES

*
		Director	January 18, 2002
RAMON DE OLIVEIRA

*
		Director	January 18, 2002
ALBERT A. EISENSTAT

*
		Director	January 18, 2002
BERNARD GOLDSTEIN

*
		Director	January 18, 2002
MICHAEL ROTH

*
		Director	January 18, 2002
MALCOLM I. RUDDOCK

*
		Director	January 18, 2002
LAWRENCE J. SCHOENBERG

*By:	/s/ Michael J. Ruane

Michael J. Ruane, Attorney-in-fact